Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Form F-1 Registration Statement of our report dated March 9, 2022, except for Notes 12, 13 and 16, which is dated on September 2, 2022, with respect to our audits of the consolidated financial statements of YanGuFang International Group Co., Ltd. for the years ended June 30, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

September 2, 2022